SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C.  20549

                          _______________________


                                 FORM 8-K

                              CURRENT REPORT
                  PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934


Date of report:  April 18, 2000



                         NORTHWEST INDIANA BANCORP
            (Exact Name of Registrant as Specified in Charter)


          Indiana                 0-26128               35-1927981
      (State or Other
       Jurisdiction             (Commission            (IRS Employer
     of Incorporation)         File Number)         Identification No.)



         9204 Columbia Avenue
           Munster, Indiana                  46321
         (Address of Principal
          Executive Offices)              (Zip Code)


Registrant's telephone number, including area code:  (219) 836-9690


Item 5.   Other Events.

     On April 18, 2000, the Registrant's Board of Directors authorized a stock repurchase program relating to the Registrant's Common Stock, which is described in the following press release which was issued on April 19, 2000:

        "NORTHWEST INDIANA BANCORP COMPLETES SHARE REPURCHASE AND
                 INITIATES REPURCHASE OF ADDITIONAL SHARES


     Munster, Indiana - The NorthWest Indiana Bancorp, the holding company for Peoples Bank SB, announced today that the Bancorp had completed the repurchase of 50,000 shares or 1.8% of the outstanding common stock at an average price of $21.40 per share. The repurchase program was begun in August, 1999.

     The Bancorp also announced that the Board of Directors had authorized the repurchase of an additional 50,000 shares of common stock or 1.8% of the outstanding shares.

     "The Board continues to review the Bancorp's stock as an attractive investment at the current prices," said David A. Bochnowski, Chairman and Chief Executive Officer.

     Under the stock repurchase plan the NorthWest Indiana Bancorp will be able to repurchase shares of its outstanding common stock in the open market or in privately negotiated transactions at appropriate times to allow it to enhance earnings per share and manage its capital."


                                SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                              NORTHWEST INDIANA BANCORP



                              By   /S/ EDWARD J. FURTICELLA
                                  Edward J. Furticella
                                  Vice President,
                                  Chief Financial Officer
                                  and Treasurer


Date:  April 19, 2000